As filed with the Securities and Exchange Commission on April 24, 2015

Registration File No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOYA INSURANCE AND ANNUITY COMPANY

(Exact name of registrant as specified in its charter)

IOWA

(State or other jurisdiction of incorporation or organization)

41-0991508

(I.R.S. Employer Identification No.)

Voya Insurance and Annuity Company

1475 Dunwoody Drive

West Chester, PA 19380-1478

(610) 425-3400

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

J. Neil McMurdie, Esq.

Voya Insurance and Annuity Company

One Orange Way, C2N

Windsor, CT 06095 (860) 580-2824

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practical after the effective date of the Registration Statement.

We request acceleration of the effective date of this Registration Statement to May 1, 2015

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer  ☐                                                                                                  Accelerated Filer  ☐

Non-accelerated filer  ☑  (Do not check if a smaller reporting company)               Smaller reporting company  ☐

CALCULATION OF THE REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee(1)
	0	N/A	0	0

(1)     As discussed below, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement carries over $1,274,358,672 of securities that were previously registered, with respect to which the registrant paid filing fees of $244,625.  The filing fee previously paid with respect to the securities being carried forward to this Registration Statement reduces the amount of fees currently due to $0.

(2)     The securities are not issued in predetermined amounts or units.

Pursuant to Rule 415(a)(6) of the 1933 Act, the securities registered by this Registration Statement include unsold securities previously registered for sale pursuant to the registrant’s registration statement on Form S-3 (File No. 333-133076) and declared effective on April 30, 2012 (the “Prior Registration Statement).   The Prior Registration Statement covered securities of the registrant with a maximum aggregate offering price of $1,282,634,875.  Approximately $1,274,358,672 of such securities registered on the Prior Registration Statement remain unsold.  The unsold securities (and associated filing fees paid) are being carried forward to this Registration Statement.  Pursuant to Rule 415(a)(6) of the 1933 Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

PART I

INFORMATION REQUIRED IN PROSPECTUS

Voya Insurance and Annuity Company

Voya Fixed Account I

May 1, 2015

Fixed Account I (“Fixed Account”) is an optional fixed interest allocation offered during the accumulation phase of your deferred combination variable and fixed annuity contract  (the “Contract”) between you and Voya Insurance and Annuity Company (“VIAC,” the “Company,” “we” or “our”).  The Fixed Account, which is a segregated asset account of VIAC, provides a means for you to invest on a tax-deferred basis and earn a guaranteed interest rate for guaranteed interest periods (Fixed Interest Allocation(s)).  We will credit your Fixed Interest Allocation(s) with a fixed rate of interest.  We generally offer several Fixed Interest Allocations at any one time.  We reserve the right to limit the number of Fixed Interest Allocations or the availability of certain Fixed Interest Allocations.  The number of Fixed Interest Allocations offered may vary by state, we may not offer all Fixed Interest Allocations on all Contracts, and the rates for a given Fixed Interest Allocation may vary among Contracts.  We set the interest rates periodically.  We may credit a different interest rate for each Fixed Interest Allocation.  The interest you earn in the Fixed Account as well as your principal is guaranteed by VIAC, as long as you do not take your money out before the maturity date for the applicable interest period.  If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment (“Market Value Adjustment”).  A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out.  A surrender charge may also apply to withdrawals from your contract.  You bear the risk that you may receive less than your principal because of the Market Value Adjustment.

PLEASE REFER TO PAGE 1 OF THIS PROSPECTUS FOR A DISCUSSION OF THE RISK FACTORS ASSOCIATED WITH THE CONTRACT.

You have a right to return a contract for a refund as described in the variable annuity contract prospectus.

The variable annuity contract prospectus describes the Contract offered by VIAC.  The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment as well as those that do not qualify for such treatment.  Please refer to the Contract prospectus for more information.

This prospectus accompanies a Contract prospectus and provides information that you should know before investing in the Fixed Account and should be kept for future reference.  If you need more information after reading this prospectus, please contact Customer Service, P.O. Box 9271, Des Moines, Iowa  50306-9271 or call (800) 366-0066 or your registered representative.  Either prospectus is available without charge upon request.  To obtain a copy of these documents, write to or call Customer Service or access the Securities and Exchange Commission’s (“SEC”) website (http://www.sec.gov).

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Fixed Account is not a bank deposit and is not insured or guaranteed by any bank or by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus must be accompanied or preceded by a current prospectus for a variable Contract.

Table of Contents

APPENDIX A – Market Value Adjustment Examples..............................................................................................................................  A1

Fixed Account I                                                                               i

risk factors

Allocating Contract value to the Fixed Account involves certain risks as noted below. You should also carefully consider your personal tax situation before you invest in the Fixed Account.  See “OTHER INFORMATION – Taxation” and discuss your personal tax situation with a tax and/or legal adviser for information about the tax treatment of amounts invested in the Fixed Account.

Liquidity Risk – The Fixed Account is designed for long-term investment and your premium payments should be invested in the Fixed Account for at least the length of the surrender charge period under the contract.  A free withdrawal percentage or other waiver, if available under the contract, may provide some liquidity.  However, if you withdraw more than the free withdrawal percentage, if available, or a waiver of the charge does not apply, a Contract surrender charge may apply, which in combination with the Market Value Adjustment, could result in the loss of principal and earnings.  Because the Fixed Account provides only limited liquidity during the surrender charge period, it is not suitable for short-term investment.

Fees and Expenses – Your amount invested in the Fixed Account may be impacted by a Market Value Adjustment and the fees and expenses of the Contract, including any Contract surrender charge and premium taxes, and taxes.  These fees and expenses could result in you receiving less than your premium payments invested in the Fixed Account.

Surrender Charge – A Contract surrender charge may apply to certain withdrawals of all or a portion of your investment in the Fixed Account. The surrender charge is designed to recover some of our sales and administrative costs associated with the Contract. Any surrender charge, in combination with the Market Value Adjustment, could result in the loss of principal and earnings. You bear the risk that you may receive less than your investment in the Fixed Account.

The Market Value Adjustment – A Market Value Adjustment may apply to early withdrawals, transfers or other transactions associated with the Fixed Account.  We use the Market Value Adjustment to protect us from the risk that we will suffer a loss should we need to liquidate the investments we use to support the guaranteed interest rates that we offer in order to pay you the amount requested. The Market Value Adjustment may be negative, positive or result in no change.  The Market Value Adjustment is generally negative when interest rates in the current market are higher than at the guaranteed interest rates for the Fixed Interest Allocations in which you are invested.  At the time of any transaction triggering a Market Value Adjustment, in the event that interest rates in the current market are higher, you bear the risk that you may receive less than your investment in the Fixed Account.

Interest Rate Risk – The minimum guaranteed interest rate associated with any applicable Fixed Interest Allocation will never be less than the rate stated in your Contract.  We will periodically determine the interest rates we offer in excess of the guaranteed minimum interest rate in our sole discretion.  We have no specific formula for determining the rate of interest we will declare in the future.  The interest rates we declare are influenced by, but do not necessarily correspond with, interest rates available on the type of debt instruments in which we intend to invest amounts attributable to the Fixed Account.  We cannot predict the level of future interest rates.

Investment Risk – The Fixed Account’s investment risk and return characteristics are similar to those of a zero coupon bond or certificate of deposit.  Your Contract value maintained in the Fixed Account through the end of a Fixed Interest Allocation period provides a fixed rate of return. The Company guarantees principal and credited interest only when held for the length of the guaranteed interest period.  Otherwise, an early withdrawal charge may apply, which in combination with the MVA, could result in the loss of principal and earnings. You bear the risk that you may receive less than your investment in the Fixed Account.

Financial Strength – All guarantees under the Fixed Account are subject to the financial strength and claims paying ability of the Company.

Fixed Account I                                                                              1

Fees and Expenses

The variable Contract has insurance features and investment features, and there are charges related to each.  For more information about these Contract fees and expenses please refer to the Contract prospectus.

VOYA Insurance AND ANNUITY Company

We are an Iowa stock life insurance company, which was originally organized in 1973 under the insurance laws of Minnesota.  Prior to September 1, 2014 we were known as ING USA Annuity and Life Insurance Company.  Prior to January 1, 2004, we were known as Golden American Life Insurance Company.  We are an indirect, wholly owned subsidiary of Voya Financial, Inc. (“Voya®”), which until April 7, 2014, was known as ING U.S., Inc.  In May 2013, the common stock of Voya began trading on the New York Stock Exchange under the symbol "VOYA" and Voya completed its initial public offering of common stock.

Prior to March 9, 2015, Voya was an affiliate of ING Groep N.V. (“ING”), a global financial institution active in the fields of insurance, banking and asset management. On March 9, 2015, ING completed a public secondary offering of Voya common stock (the “March 2015 Offering”) and also completed the sale of Voya common stock to Voya pursuant to the terms of a share repurchase agreement (the “March 2015 Direct Share Buyback”) (the March 2015 Offering and the March 2015 Direct Share Buyback collectively, the “March 2015 Transactions”). Upon completion of the March 2015 Transactions, ING has exited its stake in Voya common stock. As a result of the completion of the March 2015 Transactions, ING has satisfied the provisions of its agreement with the European Union regarding the divestment of its U.S. insurance and investment operations, which required ING to divest 100% of its ownership interest in Voya together with its subsidiaries, including the Company by the end of 2016.

Directed Services LLC, the distributor of the Contracts is also a wholly owned indirect subsidiary of Voya.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

Financial Statements

The audited financial statements of Voya Insurance and Annuity Company are incorporated by reference into this prospectus.

The Fixed Interest Allocation

You may allocate premium payments and transfer your Contract value to the available guaranteed interest periods of the Fixed Account during the accumulation period as described in the prospectus for the Contract.  Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select.  We reserve the right to limit the number of Fixed Interest Allocations or the availability of certain Fixed Interest Allocations.  The number of Fixed Interest Allocations offered may vary by state, we may not offer all Fixed Interest Allocations on all Contracts, and the rates for a given Fixed Interest Allocation may vary among Contracts.  You may select one or more guaranteed interest periods at any one time.  We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period.  Each guaranteed interest period ends on its maturity date, which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction.  A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction.  You bear the risk that you may receive less than your principal because of the Market Value Adjustment.

Fixed Account I                                                                              2

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customers, contract owners and other creditors.  Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered.

Selecting a Guaranteed Interest Period

You may select one or more Fixed Interest Allocations with specified guaranteed interest periods.  A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation.  We may at any time decrease or increase the number of guaranteed interest periods offered.  In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program.  For more information on DCA Fixed Interest Allocations, see “Transfers Among Your Investments — Dollar Cost Averaging from Fixed Interest Allocations.”

Your Contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals, transfers or other charges we may impose, including any Market Value Adjustment.  Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of Contract value.  We will credit interest daily at a rate that yields the quoted guaranteed interest rate.

Guaranteed Interest Rates

Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date.  We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods.  We determine guaranteed interest rates at our sole discretion.  To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact Customer Service or your registered representative.  The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts.  We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor’s rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law.  You will have no direct or indirect interest in these investments.  We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors.  We cannot predict the level of future interest rates.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered.  Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

Transfers from a Fixed Interest Allocation

You may transfer your Contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Voya Insurance and Annuity Company Separate Account B, as described in the Contract prospectus.  We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100.  If a transfer request would reduce the Contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire Contract value in such Fixed Interest Allocation.  Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment.  If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, canceling dollar cost averaging will cause a transfer of the entire Contract value in such Fixed Interest Allocation to the Liquid Assets subaccount, and such a transfer will be subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time, if any.  You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

Fixed Account I                                                                              3

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available.  You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations.  If we do not receive timely instructions from you, we will transfer the Contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period.  If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your Contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date.  If no such guaranteed interest period is available, we will transfer the Contract value to a subaccount specially designated by the Company for such purpose.  Currently we use the Voya Liquid Assets Portfolio subaccount for such purpose.

Withdrawals from a Fixed Interest Allocation

During the accumulation phase, you may withdraw a portion of your Contract value in any Fixed Interest Allocation.  You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option.  Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program.  A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and a Contract surrender charge.  Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation.  If you do not, we will assess your withdrawal against the subaccounts in which you are invested, unless the withdrawal exceeds the Contract value in the subaccounts.  If the withdrawal exceeds the Contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

Market Value Adjustment

A Market Value Adjustment may decrease, increase or have no effect on your Contract value.  We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

(1+I . 1+J+.0025	)N/365	-1

Where,

•      “I” is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

•      “J” is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining (rounded up to the next full year) in the guaranteed interest period, except for a Fixed Interest Allocation of 6 months, where “J” is, at the time of calculation, the lesser of the Index Rate for a new Fixed Interest Allocation with (i) a 6-month guaranteed interest period, or (ii) a 1-year guaranteed interest period; and

•      “N” is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury STRIPS as quoted by a national quoting service for a period equal to the applicable guaranteed interest period.  The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination.  We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently.  The Index Rate will always be based on a period of at least 28 days.  If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

Fixed Account I                                                                              4

A Market Value Adjustment may be positive, negative or result in no change.  In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your Contract value.  On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your Contract value.  In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized.  In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested.  If a negative Market Value Adjustment exceeds your Contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.

Special Funds

We use the term Special Funds in the discussion of the enhanced death benefit options and the optional riders in certain Contract prospectuses.  The Special Funds currently include Fixed Interest Allocations and certain variable subaccounts as described in your Contract prospectus.  The Company may, at any time, designate any new and/or existing investment option as a Special Fund with 30 days notice with respect to new premiums added or transfers to such subaccount.  Designation of an investment option as a Special Fund may vary by benefit.  For example, an investment option may be designated a Special Fund for purposes of calculating a living benefit, but not a death benefit or for calculating one death benefit and not another.  Please see your Contract prospectus for more information.

The Annuity Contract

The Contract is described in another prospectus.  This prospectus describes the Fixed Account and the operations of any Fixed Interest Allocation under your Contract.

Contract Value in the Fixed Interest Allocations.  On the contract date, the Contract value in any Fixed Interest Allocation in which you are invested is equal to the portion of the initial premium paid and designated for allocation to the Fixed Interest Allocation.  On each business day after the contract date, we calculate the amount of Contract value in each Fixed Interest Allocation as follows:

1)    We take the Contract value in the Fixed Interest Allocation at the end of the preceding business day.

2)    We credit a daily rate of interest on (1) at the guaranteed rate since the preceding business day.

3)    We add (1) and (2).

4)    We subtract from (3) any transfers from that Fixed Interest Allocation.

5)    We subtract from (4) any withdrawals, and then subtract any contract fees (including any rider charges) and premium taxes.

Additional premium payments and transfers allocated to the Fixed Account will be placed in a new Fixed Interest Allocation.  The Contract value on the date of allocation will be the amount allocated.

Cash Surrender Value

The cash surrender value is the amount you receive when you surrender the Contract.  The cash surrender value will fluctuate daily based on the interest credited to Fixed Interest Allocations, any Market Value Adjustment, and any surrender charge.  We do not guarantee any minimum cash surrender value.  On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your Contract value, then we adjust for any Market Value Adjustment, and then we deduct any surrender charge, any charge for premium taxes, the annual contract administrative fee (unless waived), and any optional benefit rider charge, and any other charges incurred but not yet deducted.  Several examples which illustrate how the Market Value Adjustment works are included in Appendix A.

Fixed Account I                                                                              5

Withdrawals

Any time during the accumulation phase and before the death of the contract owner, except under certain qualified contracts, you may withdraw all or part of your money.  Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, and the remaining cash surrender value after the withdrawal is less than $2,500, we will treat it as a request to surrender the Contract.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested.  If there is not enough Contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.  We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date.  We will determine the Contract value as of the close of business on the day we receive your withdrawal request at Customer Service.  The Contract value may be more or less than the premium payments made.  Please see the Contract prospectus for the application of surrender charges to withdrawals.

We offer the following three withdrawal options:

Regular Withdrawals

After the free look period, you may make regular withdrawals.  Each withdrawal must be a minimum of $100.  We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

Systematic Withdrawals

See the Contract prospectus for general information on Systematic Withdrawals.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose.  Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings.  Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions.  A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

Fixed Dollar Systematic Withdrawal Feature.  You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program.  This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions.  We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date.  We will adjust the amount withdrawn to include any Market Value Adjustment so that the amount of each systematic withdrawal remains fixed, unless you direct otherwise.

IRA Withdrawals

See the Contract prospectus for general information on IRA Withdrawals.

An IRA withdrawal from a Fixed Interest Allocation in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

Consult your tax and/or legal adviser regarding the tax consequences associated with taking withdrawals.  You are responsible for determining that withdrawals comply with applicable law.  A withdrawal made before the taxpayer reaches age 59½ may result in a 10% penalty tax.  See “Federal Tax Considerations” in the applicable variable annuity contract prospectus for a further discussion of tax considerations.

Fixed Account I                                                                              6

Transfers Among Your Investments

You may transfer your Contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date.  See the Contract prospectus for general information regarding transfers including transfers by third parties.  We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program.

If you allocate Contract value to an investment option that has been designated as a Restricted Fund, your ability to transfer Contract value to the Restricted Fund may be limited.  A transfer to the Restricted Funds will not be permitted to the extent that it would increase the Contract value in the Restricted Fund to more than the applicable limits following the transfer.  We do not limit transfers from Restricted Funds.  If the result of multiple reallocations is to lower the percentage of total Contract value in the Restricted Fund, the reallocation will be permitted even if the percentage of Contract value in the Restricted Fund is greater than the limit.

Transfers will be based on values at the end of the business day in which the transfer request is received at Customer Service.

The minimum amount that you may transfer is $100 or, if less, your entire Contract value held in a subaccount or a Fixed Interest Allocation.

Dollar Cost Averaging from Fixed Interest Allocations

You may elect to participate in our dollar cost averaging program in Fixed Account Interest Allocations starting 30 days after the Contract Date.  The Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to contract investment portfolio subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment.  Since we transfer the same dollar amount to subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and fewer units are purchased if the value of its unit is high.  Therefore, a lower than average value per unit may be achieved over the long term.  However, we cannot guarantee this.  When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels.  You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program.  Each monthly transfer must be at least $100.  You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis.  The transfer date is the same day each month as your contract date.  If, on any transfer date, your Contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end.  You may terminate the dollar cost averaging program at any time by sending satisfactory notice to Customer Service at least 7 days before the next transfer date.  A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

See “Dollar Cost Averaging” in the Contract prospectus for a discussion of transferring to a Restricted Fund.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program or otherwise modify, suspend or terminate this program.  Of course, such change will not affect any dollar cost averaging programs in operation at the time.

Fixed Account I                                                                              7

Charges and Fees

The Contract has insurance features and investment features, and there are charges related to each.  For the insurance features, the Company deducts a mortality and expense risk charge, an asset-based administrative charge, and an annual contract administrative charge.  Depending on your Contract, you may also be able to purchase optional benefit riders, charges for which are deducted from your Contract value.  We deduct the mortality and expense risk charge and the asset-based administrative charges daily directly from your Contract value in the subaccounts.  We deduct the charge for the earnings multiplier benefit rider, if applicable, from your Fixed Interest Allocations as well.

When deducting the other contract charges and rider charges, if the value in the subaccounts is insufficient, the contract charges and rider charge will be deducted from the Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid and the amount deducted may be subject to a Market Value Adjustment.  See the Contract prospectus for more information.

Death Benefit AND OPTIONAL RIDERS

Please refer to your Contract prospectus for descriptions of benefits under the Contract and the effect of your Fixed Interest Allocations on those benefits and riders.  For purposes of calculating the death benefits, certain investment portfolios and the Fixed Account may be designated as “Special Funds.”  Selecting a Special Fund may limit or reduce the death benefit.

Other Contract Provisions

Suspension of Payments

We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

Other Information

State Regulation

We are regulated by the Insurance Department of the State of Iowa.  We are also subject to the insurance laws and regulations of all jurisdictions where we do business.  We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

Legal Proceedings

We are not aware of any pending legal proceedings that are likely to have a material adverse effect upon the Company’s ability to meet its obligations under the contract, Directed Services LLC’s ability to distribute the contract or upon the separate account.

Litigation.  Notwithstanding the foregoing, the Company and/or Directed Services LLC, is a defendant in a number of litigation matters arising from the conduct of its business, both in the ordinary course and otherwise. In some of these matters, claimants seek to recover very large or indeterminate amounts, including compensatory, punitive, treble and exemplary damages. Certain claims are asserted as class actions. Modern pleading practice in the U.S. permits considerable variation in the assertion of monetary damages and other relief. The variability in pleading requirements and past experience demonstrates that the monetary and other relief that may be requested in a lawsuit or claim oftentimes bears little relevance to the merits or potential value of a claim.

Fixed Account I                                                                              8

Regulatory Matters.  As with other financial services companies, the Company and its affiliates, including Directed Services LLC, periodically receive informal and formal requests for information from various state and federal governmental agencies and self-regulatory organizations in connection with inquiries and investigations of the products and practices of the Company or the financial services industry.  It is the practice of the Company to cooperate fully in these matters. Regulatory investigations, exams, inquiries and audits could result in regulatory action against the Company or subject the Company to settlement payments, fines, penalties and other financial consequences, as well as changes to the Company’s policies and procedures.

The outcome of a litigation or regulatory matter and the amount or range of potential loss is difficult to forecast and estimating potential losses requires significant management judgment.  It is not possible to predict the ultimate outcome for all pending litigation and regulatory matters and given the large and indeterminate amounts sought and the inherent unpredictability of such matters, it is possible that an adverse outcome in certain litigation or regulatory matters could, from time to time, have a material adverse effect upon the Company's results of operations or cash flows in a particular quarterly or annual period.

Taxation

You should seek advice from your tax adviser as to the application of federal (and where applicable, state and local) tax laws to amounts paid to or distributed under the Contract.  Refer to the Contract prospectus for a further discussion of tax considerations.

Taxation of the Company.  We are taxed as a life insurance company under the Tax Code.  We own all assets supporting the Contract obligations.  Any income earned on such assets is considered income to the Company.  We do not intend to make any provision or impose a charge under the Contracts with respect to any tax liability of the Company other than state premium taxes.

Taxation of Payments and Distributions.  For information concerning the tax treatment of payments to and distributions from the Contract, please refer to the Contract prospectus.

Experts

The financial statements of the Company on Form 10-K for the year ended December 31, 2014 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The primary business address of Ernst & Young LLP is Suite 1000, 55 Ivan Allen Jr. Boulevard, Atlanta, GA 30308.

Further Information

This prospectus does not reflect all of the information contained in the registration statement, of which this prospectus is a part.  Portions of the registration statement have been omitted from this prospectus as allowed by the SEC.  You may obtain the omitted information from the offices of the SEC, as described below.  We are required by the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, to file periodic reports and other information with the SEC.  You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

Securities and Exchange Commission

100 F Street, NE, Room 1580

Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office.  You may obtain information on the operation of the Public Reference Room by calling the SEC at either 1-800-SEC-0330 or 1-202-942-8090.

Our filings are available to the public on the SEC’s website at www.sec.gov.  (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC website into this prospectus.)  When looking for more information about the Contract, you may find it useful to use the number assigned to the registration statement under the Securities Act of 1933.  This number is 333-133076.

Fixed Account I                                                                              9

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means that the incorporated document is considered part of this prospectus.  We can disclose important information to you by referring you to this document.  This prospectus incorporates by reference the Annual Report on Form 10-K for the year ended December 31, 2014.  Form 10-K contains additional information about the Company and includes certified financial statements as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014.  We were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2014.  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus.

You may request a free copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them).  Please direct your request to:

Voya Insurance and Annuity Company

Customer Service

P.O. Box 9271

Des Moines, Iowa 50306-9271

1-800-366-0066

Inquiries

You may contact us directly by writing or calling us at the address or phone number shown above.

Fixed Account I                                                                             10

Appendix A

Market Value Adjustment Examples

Example #1:  Full Surrender — Example of a Negative Market Value Adjustment

Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate (“I”) of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7-year guaranteed interest period (“J”) is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

Calculate the Market Value Adjustment

1.     N = 2,555 ( 365 x 7 )

2. Market Value Adjustment = $115,000 x	[(	1.05 1.0625	) 2,555/365	-1	]	= $-9,143

Therefore, the amount paid to you on full surrender, ignoring any surrender charge, is $105,857 ($115,000 ‑ $9,143).

Example #2:  Full Surrender — Example of a Positive Market Value Adjustment

Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate (“I”) of 5%; that a full surrender is requested 3 years into the guaranteed interest period; that the Account Value on the date of surrender is $115,000; that the then Index Rate for a 7-year guaranteed interest period (“J”) is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

Calculate the Market Value Adjustment

1.     N = 2,555 ( 365 x 7 )

2. Market Value Adjustment = $115,000 x	[(	1.05 1.0425	) 2,555/365	-1	]	= $5,918

Therefore, the amount paid to you on full surrender, ignoring any surrender charge, is $120,918 ($115,000 + $5,918).

Example #3:  Withdrawal — Example of a Negative Market Value Adjustment

Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate (“I”) of 5%; that a withdrawal of $128,000 is requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate (“J”) for a 7-year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.     N = 2,555 ( 365 x 7 )

2. Amount that must be withdrawn =	[	$128,000 /	(1.05 1.0625	) 2,555/365	]	= $139,055

Then calculate the Market Value Adjustment on that amount.

3. Market Value Adjustment = $139,055 x	[(	1.05 1.0625	) 2,555/365	-1	]	= $-11,055

Fixed Account I                                                                            A-1

Therefore, the amount of the withdrawal paid to you, ignoring any surrender charge, is $128,000, as requested.  The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, and also reduced by the Market Value Adjustment of $11,055, for a total reduction in the Fixed Interest Allocation of $139,055.

Example #4:  Withdrawal — Example of a Positive Market Value Adjustment

Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, an initial Index Rate of 5%; that a withdrawal of $128,000 requested 3 years into the guaranteed interest period; that the Account Value on the date of withdrawal is $250,000; that the then Index Rate (“J”) for a 7-year guaranteed interest period is 4%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.     N = 2,555 ( 365 x 7 )

2. Amount that must be withdrawn =	[	$128,000 /	(1.05 1.0425	) 2,555/365	]	= $121,736

Then calculate the Market Value Adjustment on that amount.

3. Market Value Adjustment = $121,736 x	[(	1.05 1.0425	) 2,555/365	-1	]	= $6,265

Therefore, the amount of the withdrawal paid to you, ignoring any surrender charge, is $128,000, as requested.  The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $128,000, but increased by the Market Value Adjustment of $6,265, for a total reduction in the Fixed Interest Allocation of $121,736.

Fixed Account I                                                                            A-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, are as follows Except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates:

Securities and Exchange Commission Registration Fees	$0*
Federal Taxes	$0
State Taxes and Fees	$0
Trustees’ and Transfer Agents’ Fees	$0
Printing and Engraving	$1,000
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$0
Engineering Fees	$0
Total Expenses	$6,000

*  Registration fees were previously paid under File No. 333-133076 and/or prior registrations associated with the Account.

Item 15. Indemnification of Directors and Officers

Voya Insurance and Annuity Company (VIAC) shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of VIAC as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

VIAC may also, to the extent permitted by law, indemnify any other person who is or was serving VIAC in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

A corporation may procure indemnification insurance on behalf of an individual who is or was a director of the corporation. Consistent with the laws of the State of Iowa, Voya Financial, Inc. maintains Professional Liability and Fidelity bond, Employment Practices liability and Network Security insurance policies issue by an international insurer. The policies cover Voya Financial, Inc. and any company in which Voya Financial, Inc. has a controlling financial interest of 50% or more.  These policies cover the funds and assets of the principal underwriter/depositor under the care, custody and control of Voya Financial, Inc. and/or its subsidiaries.  The policies provide for the following types of coverage:  Errors and Omissions/Professional Liability, Employment Practices liability and Fidelity/Crime (a/k/a “Financial Institutional Bond”) and Network Security (a.k.a. “Cyber/IT”).

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, as provided above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification by the Depositor is against public policy, as expressed in the Securities Act of 1933, and therefore may be unenforceable. In the event that a claim of such indemnification (except insofar as it provides for the payment by the Depositor of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Depositor by such director, officer or controlling person and the SEC is still of the same opinion, the Depositor or Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Depositor is against public policy as expressed by the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Exhibits:
1(a)

Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between Directed Services LLC and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post Effective Amendment No. 55 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 6, 2011 (File Nos. 333-28679, 811-05626).

1(b)

Amendment No. 1 to the Intercompany Agreement dated December 1, 2013 (effective December 23, 2013) to the Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between Directed Services LLC (DSL) and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post-Effective Amendment No. 44 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 9, 2014 (File Nos. 333-30180, 811-05626).

1(c)

Amendment No. 2 to the Intercompany Agreement dated December 22, 2010 (effective September 30, 2014) between Directed Services LLC (DSL) and ING USA Annuity and Life Insurance Company (now known as “Voya Insurance and Annuity Company”, or “VIAC”), incorporated herein by reference to Post-Effective Amendment No. 23 to a Registration Statement on Form N-4 for Voya Insurance and Annuity Company Separate Account B filed with the Securities and Exchange Commission on December 30, 2014 (File Nos. 333-133944, 811-05626).

1(d)

Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between ING Investment Management Co. LLC and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post Effective Amendment No. 55 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 6, 2011 (File Nos. 333-28679, 811-05626).

1(e)

Amendment No. 1 to the Intercompany Agreement dated December 1, 2013 (effective December 23, 2013) to the Intercompany Agreement dated December 22, 2010 (effective January 1, 2010) between ING Investment Management LLC (IIM) and ING USA Annuity and Life Insurance Company, incorporated herein by reference to Post-Effective Amendment No. 44 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 9, 2014 (File Nos. 333-30180, 811-05626).

1(f)

Amendment No. 2 to the Intercompany Agreement dated December 22, 2010 (effective September 30, 2014) between ING Investment Management LLC (IIM) (now known as “Voya Investment Management LLC”, or “VIM”) and ING USA Annuity and Life Insurance Company (now known as “Voya Insurance and Annuity Company”, or “VIAC”), incorporated herein by reference to Post-Effective Amendment No. 23 to a Registration Statement on Form N-4 for Voya Insurance and Annuity Company Separate Account B filed with the Securities and Exchange Commission on December 30, 2014 (File Nos. 333-133944, 811-05626).

4(a)

Individual Deferred Combination Variable and Fixed Annuity Contract, (GA-IA-1007-04/95) incorporated herein by reference to Post-Effective Amendment No. 12 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 23, 1999 (File Nos. 033-59261, 811-05626).

4(b)

Group Deferred Combination Variable and Fixed Annuity Contract, (GA-CA-1007-04/95) incorporated herein by reference to Post-Effective Amendment No. 12 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 23, 1999 (File Nos. 033-59261, 811-05626).

4(c)

Individual Deferred Variable Annuity Contract, (GA-IA-1008-04/95) incorporated herein by reference to Post-Effective Amendment No. 12 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 23, 1999 (File Nos. 033-59261, 811-05626).

4(d)

Individual Deferred Combination Variable and Fixed Annuity Contract, (GA-IA-1034-02/97) incorporated herein by reference to Post-Effective Amendment No. 3 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 23, 1999 (File Nos. 333-28769, 811-05626).

4(e)

Group Deferred Combination Variable and Fixed Annuity Contract, (GA-CA-1034-02/97) incorporated herein by reference to Post-Effective Amendment No. 3 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 23, 1999 (File Nos. 333-28769, 811-05626).

4(f)

Individual Deferred Variable Annuity Contract, (GA-IA-1035-02/97 incorporated herein by reference to Post-Effective Amendment No. 3 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on April 23, 1999 (File Nos. 333-28769, 811-05626).

4(g)

Individual Deferred Combination Variable and Fixed Annuity Contract, (GA-IA-1058) incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on June 24, 2000 (File Nos. 333-33914, 811-05626).

4(h)

Group Deferred Combination Variable and Fixed Annuity Certificate, incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on June 24, 2000 (File Nos. 333-33914, 811-05626).

4(i)

Individual Deferred Variable Annuity Contract, incorporated herein by reference to Pre-Effective Amendment No. 1 to a Registration Statement on Form N-4 for Golden American Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on June 24, 2000 (File Nos. 333-33914, 811-05626).

4(j)

Company Address and Name Change Endorsement, incorporated herein by reference to Post-Effective Amendment No. 25 to a Registration Statement on Form N-4 for ING USA Annuity and Life Insurance Company Separate Account B filed with the Securities and Exchange Commission on February 13, 2004 (File Nos. 333-28679, 811-05626).

4(k)

Company Name Change Endorsement IU-RA-3140 to the Contract, Policy and/or Certificate (ING USA Annuity and Life Insurance Company changed to Voya Insurance and Annuity Company), incorporated herein by reference to Post-Effective Amendment No. 7 to a Registration Statement on Form S-3 for Voya Insurance and Annuity Company filed with the Securities and Exchange Commission on April 15, 2015 (File Nos. 333-28679).

5	Opinion of Counsel, attached.

23(a)	Consent of Independent Registered Public Accounting Firm, attached.

23(b)	Consent of Counsel (included in Exhibit (5) above).

24	Powers of Attorney, included in the Signatures page.

Exhibits other than those listed above are omitted because they are not required or are not applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

(a)           Rule 415 offerings.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5ii)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relaying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant: and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           Filings incorporating subsequent Exchange Act documents by reference:  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)       Request for Acceleration of Effective Date:  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Chester, Commonwealth of Pennsylvania, on April 13, 2015.

By:	VOYA INSURANCE AND ANNUITY COMPANY (Registrant)

By:	/s/ Michael S. Smith
Michael S. Smith
President and Director (principal executive officer)

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below hereby constitutes and appoints, J. Neil McMurdie, Julie E. Rockmore, Megan A. Huddleston, Brian H. Buckley and Justin Smith, and each of them individually, such person’s true and lawful attorneys and agents with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments (pre-effective and post-effective amendments).

Signatures	Titles	Date

/s/ Michael S. Smith	Director and President	) April 13, 2015
Michael S. Smith	(principal executive officer))
)
/s/ Steven T. Pierson	Senior Vice President and Chief Accounting Officer	) April 14, 2015
Steven T. Pierson		)
)
/s/ David P. Wiland	Senior vice President and Chief Financial Officer	) April 14, 2015
David P. Wiland		)
)
/s/ Alain M. Karaoglan	Director	) April 16, 2015
Alain M. Karaoglan		)
)
/s/ Rodney O. Martin, Jr.	Director	) April 16, 2015
Rodney O. Martin, Jr.		)
)
/s/ Chetlur S. Ragavan	Director	) April 13, 2015
Chetlur S. Ragavan		)
)
/s/ Ewout L. Steenbergen	Director	) April 16, 2015
Ewout L. Steenbergen		)
)

State of New York

County of New York

On the 16th day of April in the year 2015, before me, the undersigned, personally appeared Alain M. Karaoglan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Pier Tisdel Notary Public	Pier Tisdel Notary Public, State of New York No. 01TI6115336 Qualified in Kings County Commission Expires: 9/7/16

State of New York

County of New York

On the 16th day of April in the year 2015, before me, the undersigned, personally appeared Rodney O. Martin, Jr., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Pier Tisdel Notary Public	Pier Tisdel Notary Public, State of New York No. 01TI6115336 Qualified in Kings County Commission Expires: 9/7/16

State of New York

County of New York

On the 13 day of April in the year 2015, before me, the undersigned, personally appeared Chetlur S. Ragavan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Marie Picard Notary Public	Marie Picard Notary Public, State of New York No. 02PI6120977 Qualified in Kings County Commission Expires: 2/11/2017

State of New York

County of New York

On the 16 day of April in the year 2015, before me, the undersigned, personally appeared Ewout L. Steenbergen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Pier Tisdel Notary Public	Pier Tisdel Notary Public, State of New York No. 01TI6115336 Qualified in Kings County Commission Expires: 9/7/16

Steven T. Pierson

STATEMENT OF WITNESS

On the date written above, the principal declared to me in my presence that this instrument is his general durable power of attorney and that he had willingly signed or directed another to sign for him, and that he executed it as his free and voluntary act for the purposes therein expressed.

/s/ Joseph D. Horan                                                     Signature of Witness #1
Joseph D. Horan                                                          Printed or typed name of Witness #1
Voya Financial, 5780 Powers Ferry Rd. NW               Address of Witness #1
Atlanta, GA  30327

/s/ Karen K. Blair                                                         Signature of Witness #2
Karen K. Blair                                                             Printed or typed name of Witness #2
Voya Financial, 5780 Powers Ferry Road, NW           Address of Witness #2
Atlanta, GA  30327

EXHIBIT INDEX

ITEM	EXHIBIT	PAGE #

16(5)	Opinion of Counsel	EX-5
16(23)(a)	Consent of Independent Registered Public Accounting Firm	EX-23.A
16(23)(b)	Consent of Counsel	*
16(24)	Powers of Attorney	**

__________________________

*Included in Exhibit 5 above

**Included in the Signatures page.